Exhibit 10.4

EXECUTION COPY

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED LOAN NOTE

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN NOTE (this “First Amendment”) made and effective as of the 2nd day of July, 2021 between Fresenius Medical Care AG & Co. KGaA, a German partnership limited by shares (“FME”) and Fresenius Medical Care Holdings, Inc., a New York corporation (collectively, the “Borrowers”), and Fresenius SE & Co. KGaA, a German partnership limited by shares (collectively with any specified subsidiary, the “Lender”).

WHEREAS, Borrowers and Lender are parties to a Fourth Amended and Restated Loan Note dated March 10, 2020 (the “Note”), pursuant to which Lender may make Advances to the Borrowers jointly and severally from time to time in an aggregate amount up to €600,000,000 (or the Euro equivalent of any amount denominated in any other currency as determined by Lender in accordance with the Note);

WHEREAS, the Note incorporates certain definitions from that certain Credit Agreement entered into on 30 October 2012, amongst others, the Borrowers, the other borrowers identified therein, the guarantors identified therein, the lenders which are a party thereto and Bank of America, N.A., as administrative agent, as amended and/or as amended and restated from time to time which is currently defined in the Note as “FMC Credit Agreement” (the “2012 Credit Agreement”);

WHEREAS, on 1 July, 2021, the Borrowers terminated the 2012 Credit Agreement and entered into a new “Syndicated Credit Facility,” (as defined below), which refinanced and replaced the 2012 Credit Agreement; and

WHEREAS, Borrowers and Lender have agreed to amend certain provisions of the Note to ensure continued consistency between the Note and the Syndicated Credit Facility ;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:

1.Amendments to Definitions. Clause 1 of the Note is hereby amended as set forth below.

“FMC Credit Agreement.”  The definition of “FMC Credit Agreement” set forth in the first paragraph of Clause 1 of the Note is hereby deleted in its entirety.

“Syndicated Credit Facility.” Clause 1 of the Note is hereby further amended by the addition of a definition of “Syndicated Credit Facility” to read in full as follows:

“Syndicated Credit Facility” means the Sustainability-Linked Revolving Credit Facility Agreement dated 1 July, 2021 between the Borrowers, as borrowers and guarantors thereunder, and the financial institutions party thereto in their respective capacities as Coordinators, Bookrunners, Arrangers, Original Lenders (including their respective Original Lending Affiliates), Sustainability Agent, Agent and Swingline Agent, as it may be amended, restated, supplemented, or otherwise modified, or renewed, refunded, replaced, or refinanced from time to time.

“Debtor Relief Law.”  Clause 1 of the Note is hereby further amended by the addition of a definition of “Debtor Relief Law,” to read in full as follows:

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

All other capitalized terms used but not otherwise defined in the Note, as amended hereby, shall bear the respective meanings assigned thereto in the Syndicated Credit Facility (as said term is defined in this First Amendment).

2.Amendment to Clause 4. Clause 4 of the Note is hereby amended and restated to read in its entirety as follows:

4.Borrowers and Lender hereby agree that with effect from the date of this First Amendment, the unpaid principal amount of each Advance made hereunder shall bear interest at a fluctuating rate per annum equal to EURIBOR (for Advances denominated in euro) or, in relation to any Advance not in euro, LIBOR, determined in each case in accordance with the Syndicated Credit Facility, plus a Margin as defined in the Syndicated Credit Facility. Determinations of EURIBOR and LIBOR shall be subject to Clause 14.1, paragraphs (a) through(d), inclusive, of the Syndicated Credit Facility. The Margin in relation to any Advance shall initially be 0.60 per cent per annum. The Margin will be adjusted by reference to the Credit Ratings awarded to FME as set out in the table below:

Credit Ratings of FME		Margin (in % p.a.)
Moody’s	S&P/Fitch
A3 or higher	A- or higher	0.35
Baa1	BBB+	0.45
Baa2	BBB	0.55
Baa3	BBB-	0.65
Ba1 or below	BB+ or below	0.90

For Loans in USD, the applicable Margin shall be increased by 0.15 percentage points. Any such adjustments shall be subject to and effected in accordance with paragraphs (iii), (iv) and (v) of Clause 12.3(c) of the Syndicated Credit Facility.

On the date of this First Amendment, the ESG Score assigned to the Company is 46.4. The applicable Margin (as adjusted and determined pursuant to the preceding table) will be adjusted (or further adjusted, as the case may be) by reference to FME’s ESG Score as set out in the table below:

ESG Score	Margin adjustment (in bps per annum)
>53	-3.0
>50 but <53	-1.5
>39 but <50	0
<39	+3.0

or, in the event of a KPI Switch, pursuant to the KPI-linked adjustment mechanism determined in accordance with the Syndicated Credit Facility.

Any adjustment to the Margins under this Note shall be made as and when the Margins under the Credit Agreement change and shall be calculated and determined in accordance with the Syndicated Credit Facility.

Interest shall be payable in arrears upon maturity, on any prepayment and on any acceleration of the principal amount hereof and shall be computed on the basis of a 360-day year for the actual number of days elapsed (including the first day and excluding the last day).

3.Amendment to Clause 10.  The Note is hereby further amended by deleting the notation of
Clause 10 as “[Reserved]” and replacing it with a new Clause 10 reading in its entirety as follows:

10.Borrowers shall pay to the Lender a utilization fee in euro on the daily aggregate amount of all Advances outstanding under this Note computed at the rate of (i) 0.10 per cent per annum for each day on which the aggregate amount of outstanding Advances exceeds EUR 1.00 but is less than or equal to EUR 200,000,000, (ii) 0.20 per cent. per annum for each day on which the aggregate amount of outstanding Advances exceeds EUR 200,000,000 but is less than or equal to EUR 400,000,000, and (iii) 0.40 per cent per annum for each day on which the aggregate amount of outstanding Advances exceeds EUR 400,000,000. The accrued utilization fee shall be payable in arrears in euro (a) on the last day of each calendar quarter which ends prior to July 31, 2022, (b) on July 31, 2022, and (c) upon payment in full of all Advances and cancellation of this Note prior to July 31, 2022, at the time the cancellation is effective.  For purposes of calculating such utilization fee, the amount of any outstanding Advances made in any currency other than euro shall be converted into euro at the spot rate of exchange obtained by Lender from Bloomberg, or any other publicly available spot rate of exchange selected by Lender (acting reasonably), for the purchase of the relevant currency with euro in the European Union foreign exchange market at or about 11:00 a.m. on the date which is three Business Days before the due date for payment of the utilization fee, and notified by Lender to Borrowers.

4.Effective Date.  This First Amendment shall be effective as of the date set forth above. Effective as of such date, each outstanding Advance under this Note on such date shall bear interest and, if applicable, accrue fees at the respective rates for interest and fees set forth herein.

5.Signatures. The words “execution,” “signed,” “signature” and words of like import in this First Amendment or in any other certificate, agreement or document related to this First Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, domestic or foreign, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code

6.Reference to and Effect on the Note. Except as specifically provided herein, the Note remains in full force and effect and is hereby ratified and confirmed by Borrowers and Lender.

IN WITNESS WHEREOF, this First Amendment to Fourth Amended and Restated Loan Note has been executed as of the day and year first written above.

BORROWERS:

FRESENIUS MEDICAL CARE AG & Co. KGaA,
represented by
Fresenius Medical Care Management AG
(its General Partner)

By:	/s/ Rice Powell
Name:	Rice Powell
Title:	Member of the Management Board

By:	/s/ Helen Giza
Name:	Helen Giza
Title:	Member of the Management Board

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Senior Vice President and Treasurer

LENDER:

FRESENIUS SE & Co. KGaA,
represented by
Fresenius Management SE
(its General Partner)

By:	/s/ Stephan Sturm
Name:	Stephan Sturm
Title:	Chief Executive Officer

By:	/s/ Rachel Empey
Name:	Rachel Empey
Title:	Chief Financial Officer

[Signature Page to First Amendment to Fourth Amended and Restated Loan Note]